Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Epoch Biosciences, Inc.:

                    We consent to the use of our report dated February 3, 2003, with respect to the balance sheets of Epoch Biosciences, Inc. as of December 31, 2001 and 2002, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated in the registration statement on Form S-8.

                    Our report refers to a change in the method of accounting for goodwill.

/s/KPMG LLP

Seattle, Washington
January 22, 2004